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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Subsidiaries of LecStar Corporation.

     1.   LecStar Communications Corporation, a Delaware corporation

     2.   B4B Communications, Ltd, a United Kingdom corporation

     3.   The Simple Card Ltd, a United Kingdom corporation

Subsidiaries of Harvest Restaurant Group, Inc.

     1.   Hartan, Inc., a Texas corporation

     2.   Harvest Restaurants, Inc., a Texas corporation

     3.   Clucker's Restaurants, Inc., a Texas corporation

     4.   Harvest Rotisserie on Tezel, Inc., a Texas corporation

     5.   Red Lion Food Court, Inc., a Texas corporation

Subsidiaries of Hartan, Inc.

     1.   That Chicken Place, Inc., a Georgia corporation

     2.   Tanner's/Vinings, Inc., a Georgia corporation

     3.   Tanner's Oaks, Inc., a Georgia corporation

     4.   Tanner's Spalding, Inc., a Georgia corporation

     5.   Tanner's Mill, Inc., a Georgia corporation

     6.   Tanner's - Lawrenceville, Inc., a Georgia corporation

     7.   Tanner's - Tucker, Inc., a Georgia corporation

     8.   Northwest Store, Inc., a Georgia corporation

     9.   Tanner's Lilburn, Inc., a Georgia corporation

     10.  Tanner's Catering, Inc., a Georgia corporation

     11.  Central Administration, Inc., a Georgia corporation